UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 8, 2007

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	000-26020	43-1641533
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Loan Agreement with VeriChip

On February 8, 2007, Applied Digital Solutions, Inc. (the "Company") and VeriChip Corporation ("VeriChip"), a subsidiary of the Company, entered into the Third Amendment to Commercial Loan Agreement, the Third Amended and Restated Revolving Line of Credit Note Working Capital and the Third Amendment to Security Agreement (collectively, the "Third Amended Agreements"). These Third Amended Agreements provide for the following:

•
VeriChip's partial repayment of its indebtedness to the Company, in the amount of $3.5 million, (a reduction from the $7.0 million as provided for in the loan agreements filed with the United States Securities and Exchange Commission ("SEC") on January 24, 2007 in the Company's Current Report on Form 8-K) within 10 days of the consummation of VeriChip’s initial public offering (VeriChip's initial public offering commenced on February 9, 2007 and is expected to close on February 14, 2007);

•	Effective from and after the payment of the $3.5 million, interest which has accrued as of the last day of each month being added to principal;

•	From January 1, 2008 through January 1, 2010, VeriChip's repayment of a portion of its indebtedness, on the first day of each month, in the amount of $300,000 per month; and

•	A final balloon payment equal to the then outstanding principal amount, plus accrued and unpaid interest, on February 1, 2010.

The availability under the loan was not increased by the Third Amended Agreements.

Except as set forth above, the Third Amended Agreements did not amend any other terms of the original loan documents.

On February 13, 2007, the Company and VeriChip entered into a Fourth Amendment to Commercial Loan Agreement and Security Agreement (“the Fourth Amendment”). The Fourth Amendment confirmed that VeriChip's IPO shall not be deemed a breach or an event of default under the credit agreement, among other things.

The Third Amended Agreements are included in this Current Report as Exhibits 10.1-10.3. The Fourth Amendment is included in this Current Report as Exhibit 10.4. For additional information concerning these loan agreements and the amendments entered into on October 6, 2006 and January 19, 2007, please refer to the Company’s Current Reports on Form 8-K filed on January 3, 2006, October 11, 2006 and January 24, 2007.

Underwriting Agreement

The Company, VeriChip and Merriman Curhan Ford & Co., as representative of the several underwriters named in the underwriting agreement (as defined below), entered into an underwriting agreement dated February 9, 2007 (the "Underwriting Agreement") with respect to the common stock offered by VeriChip in connection with its initial public offering, which commenced on February 9, 2007. In connection with the offering and subject to certain conditions, the Company agreed to issued and sell to the underwriters 3,100,000 shares of VeriChip's common stock. The initial public offering price is $6.50 per share and the underwriting discounts and commissions are $0.455 per share.

The Company has granted to the underwriters an option, exercisable as provided in the Underwriting Agreement and expiring 30 days after the effective date of VeriChip’s offering, or March 11, 2007, to purchase up to an additional 465,000 shares of VeriChip's common stock, such shares being shares currently owned by the Company, at the initial public offering price of $6.50 per share, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with the sale of the common stock offered by VeriChip in its initial public offering and for the over-allotment option must purchase approximately the same percentage of shares purchased for the initial public offering. If any additional shares of common stock are so purchased, the underwriters will offer the additional shares on the same terms as those on which the 3,100,000 shares were offered.

The Underwriting Agreement requires that VeriChip reimburse the representatives for their expenses on a non-accountable basis in the amount equal to 1.3% of the aggregate public offering price of the offered shares of common stock, excluding any shares covered by the over-allotment option, to be paid at closing. In addition, VeriChip has agreed to reimburse the underwriters for up to $150,000 of their legal fees incurred in connection with the offering.

VeriChip’s common stock has been listed for trading on the Nasdaq Global Market under the symbol “CHIP.”

The Company and each of VeriChip’s directors and executive officers has entered into lock-up agreements with the underwriters under which the parties have agreed not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of VeriChip’s common stock or any securities convertible into, exercisable or exchangeable for shares of VeriChip's common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of VeriChip’s common stock, for a period of at least 180 days following February 9, 2007, which may be extended under certain circumstances, without the prior written consent of Merriman Curhan Ford & Co. on behalf of the underwriters. This consent may be given at any time without public notice. This restriction does not apply to the exercise of options or warrants or the conversion of a security outstanding on as of February 9, 2007 nor does it apply to transfers or dispositions made as bona fide gifts or to trusts for estate planning purposes where the donee/transferee agrees to sign a lock-up agreement.

The Underwriting Agreement provides that VeriChip and the Company will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). VeriChip has been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Underwriting Agreement is included in this Current Report as Exhibit 10.5

Section 8 - Other Events

Item 8.01 Other Events.

On February 9, 2007, the Company announced that the pricing of VeriChip's initial public offering and, on that date, commenced trading on the Nasdaq Global Market under the symbol "CHIP." VeriChip offered 3,100,000 shares of its common stock at $6.50 per share, before underwriting discounts and commissions. Merriman Curhan Ford & Co. was the book-running manager for the offering and C.E. Unterberg, Towbin and Kaufman Bros., L.P. were co-managers.

In addition to the shares offered by VeriChip, the Company has granted the underwriters a 30-day option to purchase up to an additional 465,000 shares of VeriChip's common stock that it owns to cover over-allotments, if any.

A registration statement relating to these securities was declared effective by the SEC on February 9, 2007. This Current Report shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a prospectus.

The press release announcing the commencement of VeriChip's initial public offering is included in this Current Report as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment to Commercial Loan Agreement between Applied Digital Solutions, Inc. and VeriChip Corporation dated February 8, 2007

10.2	Third Amended and Restated Revolving Line of Credit Note Working Capital between Applied Digital Solutions, Inc. and VeriChip Corporation dated February 8, 2007

10.3	Third Amendment to Security Agreement between Applied Digital Solutions, Inc. and VeriChip Corporation dated February 8, 2007

10.4	Fourth Amendment to Commercial Loan Agreement and Security Agreement between Applied Digital Solutions, Inc. and VeriChip Corporation dated February 13, 2007

10.5
Underwriting Agreement among Merriman Curhan Ford & Co., C.E. Unterberg, Towbin, LLC and Kaufman Bros., L.P., as the representatives of the underwriters, VeriChip Corporation and Applied Digital Solutions, Inc. dated February 9, 2007

99.1	Press Release dated February 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.

Date: February 14, 2007	/s/ Evan C. McKeown
Evan C. McKeown
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amendment to Commercial Loan Agreement between Applied Digital Solutions, Inc. and VeriChip Corporation dated February 8, 2007

10.2	Third Amended and Restated Revolving Line of Credit Note Working Capital between Applied Digital Solutions, Inc. and VeriChip Corporation dated February 8, 2007

10.3	Third Amendment to Security Agreement between Applied Digital Solutions, Inc. and VeriChip Corporation dated February 8, 2007

10.4	Fourth Amendment to Commercial Loan Agreement and Security Agreement between Applied Digital Solutions, Inc. and VeriChip Corporation dated February 13, 2007

10.5
Underwriting Agreement among Merriman Curhan Ford & Co., C.E. Unterberg, Towbin, LLC and Kaufman Bros., L.P., as the representatives of the underwriters, VeriChip Corporation and Applied Digital Solutions, Inc. dated February 9, 2007

99.1	Press Release dated February 9, 2007